As filed with the Securities and Exchange Commission on December 21, 2020

Registration Nos. 333-177050

333-192414

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 5 on Form S-8 to

Form S-4

Registration Statement No. 333-177050

Post-Effective Amendment No. 5 on Form S-8 to

Form S-4

Registration Statement No. 333-192414

Under

THE SECURITIES ACT OF 1933

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1255406
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One North Shore Center

12 Federal Street

Pittsburgh, Pennsylvania 15212

(800) 555-5455

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F.N.B. Corporation/Parkvale Financial Corporation 1993 Key Employee Stock Compensation Plan

F.N.B. Corporation/Parkvale Financial Corporation 1993 Directors’ Stock Option Plan

F.N.B. Corporation/Parkvale Financial Corporation Amended and Restated 2004 Stock Incentive Plan

F.N.B. Corporation/BCSB Bancorp, Inc. 1999 Stock Option Plan, as Amended and Restated

F.N.B. Corporation/BCSB Bancorp, Inc. 2009 Equity Incentive Plan

(Full Titles of the Plans)

Vincent J. Delie, Jr.

President and Chief Executive Officer

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, Pennsylvania 15212

(800) 555-5455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”“smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following registration statements of F.N.B. Corporation (the “Corporation” and such registration statements, collectively, the “Registration Statements”):

•

Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed on January 26, 2012 (Registration No. 333-177050), pertaining to 407,830 shares of common stock of F.N.B. Corporation, par value $0.01 per share (the “Common Stock”) issuable under the F.N.B. Corporation/Parkvale Financial Corporation 1993 Key Employee Stock Compensation Plan, the F.N.B. Corporation/Parkvale Financial Corporation 1993 Directors’ Stock Option Plan and the F.N.B. Corporation/Parkvale Financial Corporation Amended and Restated 2004 Stock Incentive Plan;

•

Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed on April 4, 2014 (Registration No. 333-192414), pertaining to 154,921 shares of Common Stock issuable under the F.N.B. Corporation/BCSB Bancorp, Inc. 1999 Stock Option Plan, as Amended and Restated and the F.N.B. Corporation/BCSB Bancorp, Inc. 2009 Equity Incentive Plan;

In accordance with the undertakings contained in the Registration Statements, the Corporation hereby files these post-effective amendments to remove from registration the securities that had been registered for issuance pursuant to the Registration Statements and that remain unsold at the termination of their offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to Registration Statements of Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 21, 2020.

F.N.B. CORPORATION

By:	/s/ Vincent J. Delie, Jr.
Vincent J. Delie, Jr.
President and Chief Executive Officer

Note: No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.